UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 9, 2004
                                                          ---------------
                             Commerce Bancorp, Inc.
                             ----------------------

             (Exact name of registrant as specified in its charter)




      New Jersey                 1-12069                   22-2433468
      ----------           ---------------------        ---------------
  (State or other        (Commission File Number)        (IRS Employer
   jurisdiction                                          Identification
  of incorporation)                                         Number)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ               08034-5400
----------------------------------------------------               ----------
(Address of principal executive offices)                           (Zip Code)



        Registrant's telephone number, including area code: 856-751-9000
                                                            ------------





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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

         On or about July 2, 2004 a class action complaint was filed in the United States District Court for the District of New Jersey against Commerce Bancorp, Inc. (the "Company") and certain Company (or subsidiary) current and former officers and directors. The complaint alleges that the defendants violated the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 of the Securities and Exchange Commission. The plaintiff seeks unspecified damages on behalf of a purported class of purchasers of the Company's securities during the period from June 1, 2002 through June 28, 2004. The Company believes that the complaint against it is without merit and intends to vigorously defend itself.

         This Form 8-K contains "forward-looking" statements. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to future results in any litigation. Words such as "anticipates", "believes", "intends" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results indicated by such forward-looking statements. Important factors that could cause results to differ include, but are not limited to, whether the Company will be able to successfully defend any lawsuit, including the purported securities class action, the inherent uncertainties and risks of litigation that may cause the Company to review and alter its litigation strategy and the risk of potential adverse rulings in any litigation. The Company does not undertake any obligation to update forward-looking statements.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: July 9, 2004             COMMERCE BANCORP, INC.

                               By: /s/ DOUGLAS J. PAULS
                                  ---------------------
                               Douglas J. Pauls
                               Senior Vice President and Chief Financial Officer